  Exhibit 99.2

RumbleOn, Inc. Reports Second Quarter 2018 Financial Results

Record 129% Vehicle Unit Sales Growth Quarter-over-Quarter

CHARLOTTE, N.C., July 26, 2018 -- RumbleOn, Inc. (Nasdaq:RMBL), an e-commerce platform that enables consumers and dealers to buy, sell, trade and finance pre-owned powersport vehicles in one online location, announced financial results for its second quarter ended June 30, 2018. RumbleOn has issued a shareholder letter with a discussion of its second quarter 2018 financial results, which may be accessed on the Investor Relations section of the Company’s website.

“In the second quarter, we exceeded our prior unit sales guidance and continued to execute on our plan to achieve rapid unit and revenue growth. A surge in demand for cash offers, combined with a reduction in average days to sale and improvements across freight and reconditioning costs, drove record volume, revenue and gross profit in the quarter. We are on track to achieve unit sales in excess of 12,000 for the full year which would result in a revenue run rate of more than $150 million by the end of 2018, and our plan is to double that unit run rate by the end of 2019,” said Marshall Chesrown, RumbleOn’s Chief Executive Officer. “We operate in an industry with a fragmented competitive landscape. We are well-positioned to capture the huge market opportunity to drive long-term growth and deliver value to our shareholders.”

Conference Call Details

RumbleOn’s management will host a conference call today, July 26, 2018, at 5 p.m. Eastern Time (2 p.m. Pacific Time) to discuss the results. A live webcast of the call can be accessed from the Events & Presentations section of RumbleOn’s Investor Relations website, or by following this link. A replay of the call will be available on the same website. Investors and analysts can participate on the conference call by dialing (877) 273-6127 or (647) 689-5394 and using conference ID #3378778. An audio replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the replay please dial (800) 585-8367, or (416) 621-4642 for callers outside North America (access code 3378778).

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About RumbleOn

RumbleOn, Inc. (RMBL) operates a capital light disruptive e-commerce platform facilitating the ability of both consumers and dealers to buy, sell, trade and finance pre-owned powersport vehicles in one online location. RumbleOn's goal is to transform the way pre-owned vehicles are bought and sold by providing users with the most efficient, timely and transparent transaction experience. RumbleOn's initial focus is the market for VIN-specific pre-owned vehicles with an emphasis on motorcycles and other powersports. Serving both consumers and dealers, through its 100% online marketplace platform, RumbleOn makes cash offers for the purchase of pre-owned vehicles. In addition, RumbleOn offers a large inventory of pre-owned vehicles for sale along with third-party financing and associated products. For additional information, please visit RumbleOn's website at www.RumbleOn.com. Also visit the Company on Facebook, LinkedIn, Twitter, Instagram, YouTube and Pinterest.

Cautionary Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect RumbleOn’s current expectations, projections and guidance with respect to its financial condition, results of operations, plans, and objectives. The inclusion of projections and guidance in this press release should not be regarded as an indication that RumbleOn considered, or now considers, them to be a reliable prediction of future results. RumbleOn cautions that these statements, projections and guidance are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this press release. Such factors include the “Risk Factors” set forth in RumbleOn’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. All forward-looking statements are based on information available to RumbleOn on the date of this press release and RumbleOn assumes no obligation to update such statements, except as required by law.

Investor Relations:
Whitney Kukulka
The Blueshirt Group
whitney@blueshirtgroup.com
(415) 489-2187